EXHIBIT 99.2

Independent Auditors’ Report

To the Management of the
Consumer Products Company and
Personal Products Company of
Johnson & Johnson

We have audited the accompanying combined statements of net assets to be sold as of October 1, 2006 and January 1, 2006, and the related combined statements of revenue and direct operating expenses for the nine months ended October 1, 2006 and the years ended January 1, 2006 and January 2, 2005 of the ACT and Balmex brands of Johnson & Johnson. These combined statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable role basis for our opinion.

The accompanying combined statements were prepared to present the net assets to be sold pursuant to the Asset Purchase Agreement between Johnson & Johnson, Pfizer Inc. and Chattem Inc., and the revenue and direct operating expenses of ACT and Balmex and are not intended to be a complete presentation of their combined financial position, results of operations or cash flows.

In our opinion, the combined statements referred to above present fairly, in all material respects, the net assets to be sold of ACT and Balmex as of October 1, 2006 and January 1, 2006, and the revenue and direct operating expenses of ACT and Balmex for the nine months ended October 1, 2006 and the years ended January 1, 2006 and January 2, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PRICEWATERHOUSECOOPERS, LLP

New York, NY
February 2, 2007

ACT and Balmex Brands of Johnson & Johnson
Combined Statements of Net Assets to be Sold
October 1, 2006 and January 1, 2006

(dollars in thousands)	October 1, 2006	January 1, 2006
Assets
Inventories, net	$1,425	$2,117
Property, plant & equipment, net	247	45
Intangible assets	14,000	14,000
Total assets	15,672	16,162
Net assets to be sold	$15,672	$16,162

See notes to combined statements.

ACT and Balmex Brands of Johnson & Johnson
Combined Statements of Revenue and Direct Operating Expenses
Nine Months Ended October 1, 2006 and
Years Ended January 1, 2006 and January 2, 2005

	Nine Months Ended	Years Ended
	October 1,	January 1,	January 1,
(dollars in thousands)	2006	2006	2005

Revenue, net	$38,863	$44,478	$46,622
Cost of sales	14,952	16,805	16,144
	23,911	27,673	30,478

Selling expense	1,411	1,739	1,961
Brand marketing expense	8,644	10,877	10,194
Distribution expense	2,090	3,106	2,002
General and administrative expense	1,495	1,662	1,685

Excess of revenue over direct operating expenses	$10,271	$10,289	$14,636

See notes to combined statements.

ACT and Balmex Brands of Johnson & Johnson
Notes to Combined Statements
October 1, 2006 and January 1, 2006 and January 2, 2005
(dollars in thousands)

1.    Background

Johnson & Johnson is a manufacturer and distributor of various consumer product brands, including those under the names ACT and Balmex, that are sold to the retail market throughout the United States of America and Puerto Rico. Products sold under the ACT brand include oral rinses. Products sold under the Balmex brand include diaper rash products.

On October 5th, 2006, Johnson & Johnson ("J&J") and Pfizer Inc. ("Pfizer") entered into an Agreement (the "Agreement") with Chattem, Inc. ("Chattem") for the sale of the intellectual property and certain assets related to certain brands to Chattem. This transaction was completed on January 2nd, 2007. Included in the transaction was the sale of intellectual property and certain assets related to the brands UNISOM sleep aids, CORTIZONE anti-itch products and KAOPECTATE anti-diarrhea products that were acquired by J&J from Pfizer on December 20th, 2006. Amounts relating to these brands are not reflected in the accompanying statements.

Under the Agreement, J&J sold inventory, plant and equipment and trademarks relating to the ACT and Balmex brands. As of the closing date, the Agreement provides for the assumption of certain obligations by Chattem, including liabilities arising out of lawsuits and claims. J&J is not currently aware of any litigation matters concerning the ACT and Balmex brands. Accordingly, no amounts have been accrued in the combined statements.

Chattem also assumed liabilities related to promotional activities, including coupons, for the ACT and Balmex brands. These liabilities, however, cannot exceed $100 in the aggregate, for both ACT and Balmex brands and other products sold to Chattem. As management of J&J and Pfizer have estimated the liability for all brands sold to Chattem to exceed the cap of $100 and the allocation between the ACT and Balmex brands and other products sold to Chattem would be arbitrary, this liability has been excluded from the accompanying combined statements.

Lastly, Chattem has assumed all commitments to suppliers of materials, to customers under purchase orders for products that have not yet been shipped and to providers of other promotional activities undertaken in the ordinary course of business.

2.    Basis of Presentation

The combined statements of net assets to be sold and the combined statements of revenue and direct operating expenses (the "statements") consist of account balances specifically relating to the net assets and related operating results of ACT and Balmex. The accompanying combined statements were prepared to present the net assets to be sold pursuant to the Agreement and revenue and direct operating expenses related to the ACT and Balmex branded products. While these statements were prepared in accordance with accounting principles generally accepted in the United States of America, the combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a

 ACT and Balmex Brands of Johnson & Johnson
Notes to Combined Statements
October 1, 2006 and January 1, 2006 and January 2, 2005
(dollars in thousands)

complete presentation of the assets, revenue and expenses of the ACT and Balmex brands.

J&J does not account for ACT and Balmex as separate entities. Accordingly, the information in the accompanying statements has been obtained from J&J's consolidated financial records. The statements include allocations as discussed in Note 3. J&J’s management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by ACT and Balmex on a stand-alone basis.

The accompanying combined statements reflect a number of amounts that have been allocated to ACT and Balmex. In general, amounts incurred by the J&J consumer group of companies are initially allocated to the Personal Products Company ("PPC") and the Consumer Products Company ("CPC") of J&J based principally on the relationships of PPC revenues and CPC revenues to total revenues of the consumer group of companies. For the purpose of these combined statements, amounts allocated to PPC and CPC are allocated to ACT and Balmex on the bases disclosed herein.

3.    Summary of Significant Accounting Principles

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years.

Inventories

Inventories, which consist of finished goods manufactured by third parties, are stated at the lower of cost or market determined by the first-in, first-out method.

Intangible assets

Non-amortizable intangible assets, which are comprised of trademarks, are assessed annually for impairment. The annual impairment test for 2005 was completed in the fiscal fourth quarter of 2005 and no impairment was indicated.

Revenue recognition

Revenue from product sales is recognized when the goods are shipped and title and risk of loss pass to the customer. Provisions for rebates, sales incentives, trade promotions, coupons, returns and discounts to customers are accounted for as reductions in sales in the same period the related sales are recorded.

Sales returns are estimated based on historical trends of ACT and Balmex and are recorded as a reduction of revenue. Other provisions referred to above are allocated to ACT and Balmex are based on the relationship of ACT and Balmex revenues to total

ACT and Balmex Brands of Johnson & Johnson
Notes to Combined Statements
October 1, 2006 and January 1, 2006 and January 2, 2005
(dollars in thousands)

revenues of PPC and CPC. Amounts allocated to ACT and Balmex approximated $1,327, $1,234 and $1,325 for 2006, 2005 and 2004, respectively.

Cost of sales

Cost of sales includes standard costs and an allocation of variances; determined on a specific basis for certain variances (including volume and purchase price) and an allocation for other variances (including freight). Allocated variances for 2006, 2005 and 2004 approximated $1,656, $2,784 and $2,154, respectively.

Brand marketing expenses

Brand marketing expenses represent the cost of media advertising, trade and consumer promotions, samples and market research directly related to the brands being sold. Allocated expenses include market research administrative expenses and consumer graphics administrative expenses, which are allocated based on revenues. Allocated expenses for 2006, 2005 and 2004 approximated $432, $544 and $510, respectively.

Distribution

Distribution expenses represent costs associated with the operation of J&J’s centralized distribution facilities ("SLC"), including outbound shipping costs, storage and handling, facility-related inventory management and related corporate administrative support services for ACT and Balmex. For ACT, all such costs have been allocated based on the relationship of ACT revenues, shipment weights or sizes to related amounts of total PPC revenues, weights or sizes of products shipped by SLC. For Balmex, all such costs have been allocated based on the relationship of Balmex revenues, shipment weights or sizes to related amounts of total CPC revenues, weights or sizes of products shipped by SLC.

General and administrative expenses

For ACT, all general and administrative expenses have been allocated based on the ratio of ACT revenue to total revenues of PPC. For Balmex, all such expenses have been allocated based on the ratio of Balmex revenue to total CPC revenues. Allocated expenses include employee benefits, human resources, management information systems, finance and other corporate expenses incurred by CPC and PPC.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, revenues and direct operating expenses. Actual results could differ from these estimates. Also, the accompanying combined statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if ACT and Balmex had been operated as a separate entity or of the future results of ACT and Balmex.

ACT and Balmex Brands of Johnson & Johnson
Notes to Combined Statements
October 1, 2006 and January 1, 2006 and January 2, 2005
(dollars in thousands)

Concentration of credit risk

The sales of the ACT and Balmex do not have a significant concentration of credit risk, except as follows: for the nine months ending October 1, 2006, two customers in aggregate comprised 43% of total sales, and for the years ending January 1, 2006 and January 2, 2005, two customers comprised 43% and 40% of total sales, respectively. Johnson & Johnson periodically reviews the credit quality of its customers and their financial condition.

Other

Amounts relating to income taxes, interest income and expense and corporate overhead incurred by J&J have been excluded as such amounts are not specifically identifiable to ACT and Balmex.

Under J&J's centralized cash management system, cash requirements of ACT and Balmex are provided directly by J&J, and cash generated by ACT and Balmex is remitted directly to J&J. J&J does not separately record cash flow activity relating to any of its brands, accordingly, a statement of cash flows for ACT and Balmex has not been presented herein.

4.    Property, plant and equipment

Property, plant and equipment, net, are as follows:

(dollars in thousands)	October 1, 2006	January 1, 2006
Machinery & equipment	$266	$50
Less accumulated depreciation	19	5
Property, plant and equipment, net	$247	$45

Depreciation expense for 2006 and 2005 was $14 and $5, respectively. There was no depreciation expense in 2004.